UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2012

Fuse Science, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

6135 N.W. 167th Street, Suite E-21, Miami Lakes, Florida 33180

 (Address of principal executive offices and zip code)

(305) 503-3873
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “Fuse,” “we,” “us,” and “our” refer to Fuse Science, Inc. and its subsidiaries.

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 27, 2012, we entered into Licensing and Distribution Agreements with Mission Product Holdings, Inc. (“Mission”), who develops, manufactures and markets the Mission Athletecare™ line of skincare products.

Pursuant to the License Agreement, Fuse granted Mission a restricted license to use Fuse’s proprietary transdermal delivery technology in connection with the development, manufacture and marketing of Mission Athletecare™ skincare products. Under the Distribution Agreement, Mission has agreed to offer for sale and distribute Fuse’s line of existing and planned sports nutrition products to a network of food, drug and sporting goods retailers that currently carry the Mission brand.

In addition to the foregoing, Mission granted Fuse the right to acquire a minority equity position in Mission.

Item 7.01. Regulation FD Disclosure

On February 27, 2012, the Company issued a press release announcing that it entered into the Licensing and Distribution Agreements with Mission. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in Item 7.01. of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 27, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSE SCIENCE, INC.

Date: February 28, 2012	By:	/s/ Brian Tuffin
Brian Tuffin, Chief Executive Officer

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